EXHIBIT 10.2

SIDE LETTER

PRIVATE AND CONFIDENTIAL

B2B Chips, Limited
Unit B, 17 Floor
Western Plaza
2 Tin Hau Road and 3 San On Street
Tuen Mun
New Territories

For the attention of Ms Annie Zhang

Date: 10th December 2009

Dear Sirs:

22 Floor, Western Plaza, 2 Tin Hau Road and 3 San On Street, Tuen Mun, New Territories (the Premises)

We refer to the Lease of even date made between us in respect of The Premises (the Lease).  Terms defined in the Lease have the same meaning when used in this letter.

In consideration of your entering into the Lease and notwithstanding any contrary provisions contained in the Lease, we agree as follows:

Early Possession

The Landlord hereby allows the Tenant to occupy the Premises prior to the Term Start Date on the following conditions:

(a)	The Tenant shall occupy the Premises as licensee for the period from 1 December 2009 to 31 January 2010 (Period of Early Possession) for the purpose of fitting out the Premises only.

(b)	The Tenant shall be responsible for all outgoings including but not limited to the Management Charge, rates and Government rent in respect of the Premises during the Period of Early Possession.

(c)
The Tenant shall be responsible for all loss and damage caused to and in the Premises and/or the Building and/or any loss damage or injury caused to any person whomsoever directly or indirectly in the Premises and/or the Building from and inclusive of the Period of Early Possession and shall indemnify the Landlord against all loss damages actions proceedings costs claims and demands made against the Landlord in respect of the Tenant’s use and occupation of the Premises, or any other act or default by the Tenant, its employees, contractors, agents, licensees or invitees during the Period of Early Possession.

(d)
The terms and conditions contained in the Lease shall be deemed to apply to the Period of Early Possession.  The Tenant shall be bound by and shall observe and perform the terms and conditions contained in the Lease during the Period of Early Possession.

Each of the parties to this letter agrees and undertakes with and to the other that they will hold this letter in strict confidence and will not disclose, copy, reproduce or distribute any of it for any purpose or to any person (except to the Landlord’s or the Tenant’s professional advisers, affiliates, successors and assigns or if required by law) without the prior written consent of the other.  The parties agree and undertake with each other that they will not register this letter at any registry (land or otherwise) in Hong Kong.

If you are in agreement, please sign where indicated below.

Yours faithfully

For and on behalf of San On Investments No. 1 Limited	Confirmed and accepted by: For and on behalf of B2B Chips, Limited

/s/Alan Paul Cockburn
Authorized Signature(s)	Authorized Signature(s)
With company chop	With company chop